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                                  EXHIBIT 10.10
                          CONTRACT DATED AUGUST 2, 1996
                          BETWEEN BAHIA AND DESENBANCO

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Credit Opening Contract entered into by the BANCO DE DESENVOLVIMENTO DO ESTADO
DA BAHIA (Development Bank of the State of Bahia) S/A - DESENBANCO and BAHIATECH
- BAHIA TECNOLOGIA LTDA., with a mortgage and fide-jussio guarantee as follows:

To whom it may concern...
The BANCO DE DESENVOLVIMENTO DO ESTADO DA BAHIA S/A, CGC No. 15.163.587/0001-27, with its headquarters in this Capital, at Av. Tancredo Neves, 776, Pituba, hereinafter designated simply DESENBANCO, being represented in this act by its Director and by the legal representative constituted by public instrument written on pages 082 of book No. 070, under order No. 7582, of the notes of the Notary Public of the 1st Office of this Capital, on May 14, 1996, and, the other party, BAHIATECH - BAHIA TECNOLOGIA LTDA., CGC/MF No. 00.588.216/001-10, with its headquarters and central office in the City of Ilheus, in this State, on Rua
E. Quadra Industrial Q, lots 05 and 06, Industrial District, hereinafter designated simply the CREDIT RECIPIENT, represented in this act by its partners Mr. JOSE HAROLDO CASTRO VIEIRA, and the company VITECH AMERCIA, INC., hereinafter identified as GUARANTORS AND PRINCIPAL PAYERS, Mr. JOSE HAROLDO CASTRO VIEIRA, CPF No. 042.501.417-72, RG No. 268.177, BSP/BA, and his wife, Mrs. HERAMIDA GUEDES PEREIRA VIEIRA, CPF No. 043.011.375-72, RG No. 00926168-SSP/Ba, Brazilians, he, a business administrator, she, a professor, both residing in this Capital on Praca Dois de Julho, Edf. Dois de Julho, apto. 404; Mr. GEORGES CAMPBELL ST. LAURENT ITI, American, single, business administrator, bearer of passport No. 044.215.108-USA and of the Record of Definitive Stay for a Foreigner granted on December 4, 1995, CPF No. 051.541.497-26, residing in the Capital of the State of Sao Paulo, on Rua Antonio Chagas, at 1612, Chacara Santo Antonio; Mr. WILLIAM CRANE ST. LAURENT, American, hotel administrator, passport No. 044263916-USA, RNE V148583-1, CPF No. 030.893.877-19, and his wife, Mrs. WENDY ANN MOORE, American, architect, passport No. 150183821, RNE no. V148984-0, CPF No. 030.891.797-92, both residing in the Capital of the State of Sao Paulo, at Rua Visconde de Porto Seguro, No. 759; and the company VITECH AMERICA, INC., a society constituted under the laws of the State of Florida, in the United States of America, under No. P93000045800, with its headquarters at 8807 N.W. 23rd Street, Miami, Florida, USA, represented by Mr. GEORGES CAMPBELL ST. LAURENT III, previously qualified; which have settled and contracted the financing of the project submitted by the CREDIT RECIPIENT, which in the files of DESENBANCO, took No. 96/37, on the BNDES / AUTOMATICO / INDUSTRIA line, with the following clauses and conditions:

FIRST CLAUSE - NATURE, AMOUNT AND PURPOSE OF THE CREDIT: DESENBANCO, by means of this instrument [illegible word] to the CREDIT RECIPIENT a credit in the amount of R$ 3,431,891.00 (three million, four hundred thirty-one thousand, eight hundred ninety Reais) to be provided with resources from an internal source, pursuant to Credit Opening Contract No. 91.2.149.671.013, entered into on 7/19/91 by the BANCO NACIONAL DE DESENVOLVIMENTO


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ECONOMICO E SOCIAL, hereinafter called simply BNDES; subdivided into 02 (two)
subcredits in the following amounts:

a) SUBCREDIT "A": R$ 791,975.00 (seven hundred ninety-one thousand, nine hundred seventy-five Reais), for the purpose of commercial capital that will be used in a single draft.

b) SUBCREDIT "B": R$ 2,639,916.00 (two million, six hundred thirty-nine thousand, nine hundred sixteen Reais), for the purpose of fixed investments that will be used in 04 (four) quarterly and consecutive drafts with the first in the amount of [illegible number], the second in the amount of R$ 44,773.12, the third in the amount of R$ 897,571.44, and the fourth and last draft in the amount of R$ 52,298.52.

FIRST PARAGRAPH: The resources arising from this operation must be used and applied according to the Timetable of Uses and Sources attached hereto, exclusively in the investments earmarked for installment of a manufacturing unit of computer and telecommunications electronic equipment with its own technology. During the first year, the CREDIT RECIPIENT shall produce 70,721 video cassettes, 12,802 multimedia, 5,976 microcomputers and 12,358 cellular telephones. The total area constructed will be 6,670.66 square meters, consisting of a storage building, shop, dining hall and laser area.

SECOND PARAGRAPH: The credit opened in the form of the present clause shall be placed in stages at the disposal of the CREDIT RECIPIENT in accordance with the necessities for carrying out the project, with the financial scheduling of BNDES and the availability of the resources coming from the Credit Opening Contract No. 91.2.149.6.1.013 referred to in the paragraph of this clause.

THIRD PARAGRAPH: The value of each share of credit to placed at the CREDIT RECIPIENT's disposal shall be calculated according to the criterion established in the institution law on Long Term Interest Rate - TJLP (Taxa de Juros de Longo Prazo) to determine the balances owed on the financings contracted by the BNDES System by November 30, [illegible line] between the date of this Contract and the release date.

SECOND CLAUSE - CREDIT USE: The credit referred to in the FIRST CLAUSE will be used by the CREDIT RECIPIENT during a period of at most 10 (ten) months counting from the date this document is signed, in a single draft, for Subcredit "A" and 04 (four) quarterly drafts for Subcredit "B," with the Timetable of Investments and Disbursements of the project and the pending conditions listed below, in addition to the lack of a fact of an economic-financial nature which, in the judgement of the BNDES and/or DESENBANCO, may compromise the execution of the undertaking that is now being financed in such a way as to alter it or make its realization impossible under the terms stipulated in the approved project:

I - To use the FIRST DRAFT of Subcredit "B," in the amount of R$ 844.773.12, the CREDIT


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RECIPIENT must:

a) Submit this duly registered contractual instrument to the appropriate register office.

b) Submit a contractual alteration that is registered in the JUCES and that refers to the increase in capital stock beginning in December of 1995, in addition [?], of at least R$ 3,170,843.80 and the formation of, at least R$ 3,170,845.80 with new resources in money.

c) Submit a Construction Permit issued by the Ilheus City Hall.

d) Submit a fire insurance policy protecting the properties offered as a guarantee (buildings on the Fazenda Oregon) in the amount of at least R$ 114,300.00 with a clause benefitting DESENBANCO.

e) Submit a Security Letter by which, as the principal payer, VITECH AMERICA, INC., on behalf of the others, fully guarantees the payment of the debt and expressly waives the benefits of Articles 1491, 1499 and 1503 of the Brazilian Civil Code, and Articles 261 and 262 of the Brazilian Commercial Code and similar provisions of American Laws, the letter having been issued in accordance with the model provided by DESENBANCO, accompanied by a Legal Opinion of an American attorney that does not have an employment relationship with VITECH AMERICA, INC, and that is indicated by the Guarantor and accepted by DESENBANCO, with the legality of the Guarantor and the provided security, the scope of the security and the ability of the Guarantor to do so being attested, in both the Portuguese and English languages and being notarized and having consular approval, as well as the opinion of the law office indicated by the CREDIT RECIPIENT and approved by DESENBANCO which ratify the terms of the Legal Opinion.

f) Verify, by means of a signed statement by its legal representatives, that it carried out the collections of the contributions relating to the FINSOCIAL / COFINS and the Programs of Social Integration and of the Formation of Public Server Patrimony - PIS / PASEP, and with it being settled up with the Federal Treasury, as well as submitting Negative Certificates of Debts provided by the INSS and by the FGTS / CEF.

II - To use the SECOND DRAFT of Subcredit "B" in the amount of R$ 544,773.12, the CREDIT RECIPIENT must:

a) Submit a contractual alteration that is registered in the JUCES and that, in addition, has been verified and is made up of at least R$ 2,113,897.20 with new resources.

b) In accordance with the Timetable of Investments and Disbursements, and based on what was done in December of 1995, verify the application on additional items of the project of at least $R 1,576,820.00 (base: December of 1995), with R$ 851,862.00 corresponding to the 1st draft of the


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BNDES / AUTOMATICO / INDUSTRY financing, R$ 732,046.88, referring to the book entry of resources pertaining to the first and second drafts to be contributed to the project.

c) Verify, by means of a statement that is signed by its legal representatives, that it carried out the collections of the contributions relating to the FINSOCIAL / COFINS and to the Programs of Social Integration and of Formation of Public Server Patrimony - PIS / PASEP, and with it being settled up with the Federal Treasury, as well as submitting Negative Certificates of Debts provided by the INSS and by the FGTS / CEF.

d) Submit a registration certificate to the Department of Civil Aviation relating to the CESSNA C-500 type plane, with a 1992 manufacture year and constitute a real guarantee issued to DESENBANCO.

e) Submit a fire insurance policy protecting the civil constructions carried out after the release of the first draft and of the airplane offered as a financing guarantee in the amount of at least R$ 2,042,448.00 with a clause indicating DESENBANCO as the beneficiary.

III - To use the THIRD DRAFT of Subcredit "B" in the amount of R$ 897,571.44 the CREDIT RECIPIENT must:

a) In accordance with the Timetable of Investments and Disbursements, verify, based on the first draft, the application on additional items of the project of at least R$ 1,222,706.00 (base: December of 1995), with: R$ 844,773.12 referring to the second draft of the BNDES / AUTOMATICO / INDUSTRIA financing, and R$ 377,932.88 corresponding to the book entry of resources pertaining to the third draft to be contributed in the project.

b) Verify, by means of a statement that is signed by its legal representatives, that it carried out the collections of the contributions relating to the FINSOCIAL / COFINS and to the Programs of Social Integration and of Formation of the Public Server Patrimony PIS / PASEP, and with it being settled up with the Federal Treasury, as well as submitting Negative Certificates of Debts provided by the INSS and by the FGTS / CEF.

c) Submit a fire insurance policy protecting the civil constructions carried out after the release of the second draft in the amount of at least R$ 1,199,581.00 with a clause indicating DESENBANCO as the beneficiary.

IV - To use the FOURTH AND LAST DRAFT of Subcredit "B" in the amount of R$ 32,798.32 and of the only draft of Subcredit "A" in the amount of R$ 791,975.00, the CREDIT RECIPIENT must verify:

a) Submit a definitive document, on behalf of the CREDIT RECIPIENT, of the property located in the


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Industrial District of Ilheus where the undertakings will be located, and other documents relating to the property and constituting a mortgage made out to DESENBANCO.

b) In accordance with the Timetable of Investments and Disbursements, it must verify based on the second draft, the application on additional items of the project of at least R$ 5,070,449.00 (base: December of 1995), with: R$ 897,571.44 corresponding to the third draft of the BNDES / AUTOMATICO / INDUSTRIA financing, and R$ 4,172,877.56 referring to the book entry of resources pertaining to the fourth draft to be contributed in the project.

c) Verify, by means of a statement that is signed by its legal representatives, that it carried out the collections of the contributions relating to the FINSOCIAL / COFINS and to the Programs of Social Integration and of Formation of the Public Server's Patrimony - PIS/PASEP, with it being settled up with the Federal Treasury as well as submitting Negative Certificates of Debts provided by the INSS and by the FGTS / CEF.

d) Submit a fire insurance policy protecting the civil constructions carried out after the release of the third draft in the amount of at least R$ 1,276,662.00 with a clause indicating DESENBANCO as the beneficiary.

e) Verify the formation of the capital stock based on December of 1995, in addition [?], of at least R$ 23,100.00 referring to the acquisition of the property where the undertaking will be set up.

SINGLE PARAGRAPH - SPECIAL CONDITIONS: a) After 60 (sixty) days have passed following the release of the last draft, the CREDIT RECIPIENT must fully verify its application on the project's items, and at least R$ 844,773.32 in accordance with the Timetable of Investments and Disbursements in the appendix: b) In the event the resources that come from the present financing are not sufficient to complete the project, the CREDIT RECIPIENT covenants to provide the resources that need to be added.

THIRD CLAUSE - INTERESTS: Interests will be owed at the rates determined below, above the Long Term Interest Rate - TJLP that is announced by Brazil's Central Bank, with the system established in the following conditions being observed:

a) Subcredit "A": The rate of 7.0% (seven percent) per year as a "spread," above the Long Term Interest Rate -TJLP that is announced by Brazil's Central Bank.

b) Subcredit "B": The rate of 4.0% (four percent) per year as a "spread," above the Long Term Interest Rate -TJLP that is announced by Brazil's Central Bank.

I) When the TJLP is above 6.0% (six percent) per year:


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a) The amount corresponding to the part of the TJLP that may exceed 6% (six percent) per year will be converted to capital on the 15th (fifteenth) of each month in which this contract is effective and upon its expiration or liquidation, with what was stipulated in the SIXTH clause - EXPIRATION ON HOLIDAYS being observed and settled by means of the incidence of the following term of conversion to capital over the balance owed, with all of the financial events that occurred during the period being considered therein.

TC = (1 + TJLP) divided by 1.06, with the result raised to (n divided by 360) subtracting 1 (one) from that result and with:

TC - Capitalization Term
TJLP - Long Term Interest Rate that is announced by Brazil's Central Bank and expressed as a decimal number and,

n - The number of days between the date of the financial event and the date of conversion to capital, expiration or liquidation of the obligation, with a financial event being considered to be any and all facts of a financial nature from which a change in the balance owed of this contract results or may result.

b) The yearly percentages above the TJLP ("spread") that are referred to in points a and b of the "section" of this Clause, increased from the portion that is not converted to capital of the TJLP of 6% (six percent) per year, will affect the balance owed on the dates in which the interests mentioned in item IV are required or on the expiration or liquidation date of this contract, with what is stipulated in point "a" of item 1 being observed and with the number of days that have passed between the date of each financial event and the above mentioned dates on which interest is required being considered for the daily calculation of interest.

II) When the TJLP is less than or equal to 6.0% (six percent) per year:

The yearly percentages above the TJLP ("spread") that are referred to in points a and b of the "section" of this clause, increased from the TJLP itself will affect the balance owed on the dates in which the interests mentioned in item IV of this clause are required or on the expiration or liquidation date of this contract, with the number of days that have passed between the date of each financial event and the above mentioned dates on which interest is required being considered for the daily calculation of interest.

III) The amount referred to in item I-a, which will be converted to capital and incorporated into the debt's principal, will be collectable under the terms of the FIFTH Clause - FORM OF PAYMENT.

IV) The amount settled under the terms of items I, point b or II will be collectable each quarter on the 15th (fifteenth) of the months of November, February, May and August of each year during the period


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of shortage, and on a monthly basis during the amortization period beginning on
March 15, 1998, and in addition, together with the loans on the principal and upon the expiration or liquidation of this Contract, and with what is stipulated in the SIXTH clause - EXPIRATION ON HOLIDAYS being observed.

V) ALTERING THE LEGAL CRITERION FOR THE REMUNERATION OF RESOURCES ORIGINATING FROM THE FAT AND PTS / PASEP PARTICIPATION FUND. In the event the legal criterion for the remuneration of resources that have been sent back to the BNDES and that originate from the Fundo de Participacao (Participation Fund) PIS-PASEP and from the Fundo de Amparo ao Trabalhador (FAT - Worker Support
Fund) is replaced, the remuneration provided for in this clause may, at the BNDES's discretion, be carried out by using a new criterion for the remuneration of the aforementioned resources, or some other that is indicated by the BNDES, which in addition to preserving the real value of the operation, remunerates it at the same previous levels. In this case, DESENBANCO will provide the CREDIT RECIPIENT with written notice of the change.

FOURTH CLAUSE - CREDIT RESERVE COMMISSION: I) The Credit Reserve Commission at the rate of 0.1% (one tenth of a percent) will be owed and can be charged for a period of 30 (thirty) days or a fraction affecting: a) the unused balance of each part of the credit, beginning on closest day to the day it is available up until the day it is used, at which point its payment will be collectable. b) The unused balance of the credit, beginning on the closest day to the day it is available up until the date of cancellation, with it being done at the request of the CREDIT RECIPIENT or through the initiative of DESENBANCO or the BNDES and whose payment will be collectable on the request date or the decision date, whichever is applicable. II) In the preceding cases, the incidence of the Credit Reserve Commission depends on the BNDES establishing the availability of resources scheme.

FIFTH CLAUSE - FORM OF PAYMENT: The principal of the debt arising from this Contract, without prejudice to what is stipulated in the INTEREST clause, will be paid to DESENBANCO in 42 (forty-two) monthly and successive installments, each in the amount of the principal with the debt expired, divided by the number of installments of the not yet expired amortizations, with the FIRST installment expiring on March 15, 1998, and with the CREDIT RECIPIENT covenanting to liquidate all obligations originating from this Contract with the LAST installment, whose expiration will occur on February 15, 2002, and with what is stipulated in the following clause being observed.

SINGLE PARAGRAPH: In the event of an amortization installment advance, an advance liquidation of the entire amount of the debt, or of an expired debt payment in arrears occurring during periods in which prices are frozen, the amount of the obligation will be settled from the date of the price freeze until the date of the advance or regularization of this Contract, pursuant to what is stipulated in the INTEREST Clause, or any other index that the Public Authority may establish to preserve the currency's real value.


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SIXTH CLAUSE - EXPIRATION ON HOLIDAYS: Any expiration of a principal amortization installment and obligations that occur on Saturdays, Sundays or national holidays, including banking holidays, shall be for all purposes and effects moved to the first subsequent business day, with the obligations calculated up until that date and with the following regular period of settlement and calculation of the operation's obligations also beginning on that date.

SEVENTH CLAUSE - PLACE OF PAYMENT: The debt resulting from this Contract or the parts of its amortization will be liquidated by collecting from the reserves of DESENBANCO or a checking account that it maintains in the Banco do Brasil S/A and in the Banco do Estado da Bahia (Bank of the State of Bahia) S/A - BANEB, of amounts that are equivalent and made available by the creditor, in Salvador, on the expiration date of the obligation.

EIGHTH CLAUSE - FAILURE TO COMPLY: In the event of a failure to comply or of a delay in the payment of any of the installments of the principal and/or accessories, from the expiration date of the unfulfilled obligation until the date of effective payment, a 12% (twelve percent) per year Permanent Commission will be assessed on the expired parts, without prejudice to what is stipulated in the INTEREST Clause, in addition to moratory interest of 1% (one percent) per year being adopted when the business day "pro-rated" criterion is necessary.

SINGLE PARAGRAPH - FINE: In addition to the responsibilities for failure to comply specified herein, a 10% (ten percent) fine will be charged that will be assessed on the amount of the expired debt, including the principal, the monetary updating, the Permanent Commission and the moratory interest.

NINTH CLAUSE - EXTRAORDINARY EXPIRATION AND ADVANCE COLLECTABILITY: Failure to comply with any of the obligations of the CREDIT RECIPIENT and/or PARTIES that are assumed not only because of this instrument but because of any other that it has signed or may sign with DESENBANCO, the latter may by rights consider the existing contracts or contract to be rescinded or concomitantly rescinded or require the total amount of the debt that results from them, independently of the extra-judicial notice or judicial summons, and with the penalties provided for in the FAILURE TO COMPLY Clause also being applied.

SINGLE PARAGRAPH: The advance expiration of this Contract, with the collectability of the credit and the immediate halt of any release will still occur if the following are verified: a) The application of the financing resources for a purpose that is other than the one stipulated in this Contract, without prejudice to the communication of this fact by DESENBANCO to the Federal Public Ministry for the purposes and effects of Law No. 7.492 of June 16, 1986.
b) The falsity of the declaration that the first article alludes to, first paragraph, point "c" of Decree No. 99.476 of August 24, 1990. c) The inclusion, in a society agreement, Statute or Social Contract of the CREDIT RECIPIENT, or of the companies that control it or in any other instrument that establishes obligations between shareholders or stockholders or between the latter and the CREDIT RECIPIENT of a mechanism by means of which a


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special quorum is required for deliberation or approval of matters that limit or restrict the control of any of these companies by the respective controllers, or, even, the inclusion in those documents of mechanisms that affect: c1 - restrictions on the growth ability of the CREDIT RECIPIENT or its technological development; c2 - access restrictions of the CREDIT RECIPIENT to new markets; c3
- restrictions or prejudice to the ability to pay the financial obligations resulting from this operation.

TENTH CLAUSE - FAILURE TO EXERCISE RIGHTS: It is hereby established that, if DESENBANCO abstains from exercising rights or powers that are afforded it by this contract or under the law, and/or agrees to a delay in the fulfillment or to the CREDIT RECIPIENT's failure to fulfill its obligations, those rights or powers of DESENBANCO will not be affected nor will the agreed upon conditions be in any way altered, nor will DESENBANCO be obligated with regard to the expiration.

ELEVENTH CLAUSE - ACKNOWLEDGING THE DEBT: THE CREDIT RECIPIENT will acknowledge as proof of its debt the checks, drafts, receipts or payment orders that it signs or issues, as well as the entries that were made in its account by DESENBANCO referring to the obligations assumed herein, with the certainty and liquidity of the debt thereby being expressly and fully insured, and including the calculation of interest, taxes and other expenses that together with the principal will form the debt, and with it being established that the CREDIT RECIPIENT will not be able to require a special verification process, or under any pretext delay payment of the balance owed.

TWELFTH CLAUSE - PROCESSING AND COLLECTION OF THE DEBT: Collection of the principal and obligations will be done by means of a Notice of Collection issued by DESENBANCO in advance or by any other procedure adopted by it by means of which DESENBANCO will inform the CREDIT RECIPIENT of the amount that is needed for the liquidation of its obligations on the expiration dates.

SINGLE PARAGRAPH: Not receiving the Collection Notice will not exempt the CREDIT RECIPIENT from the obligation of paying DESENBANCO the installments of the principal and the obligations on the dates that are established in this Contract.

THIRTEENTH CLAUSE - REIMBURSEMENT OF EXPENSES: If DESENBANCO has to resort to legal means, even if in an administrative process, to obtain the payment of its credit, it will be assured of receiving the total reimbursement of the expenses incurred for such purpose, aside from attorneys fees and honoraria, and in addition to the irreducible contractual fine of 10% (ten percent) on the total amount of the debt on its liquidation date.

FOURTEENTH CLAUSE - GUARANTEE: For a security and guaranty of the payment of the debt formed by the principal and accessories, the CREDIT RECIPIENT offers and gives as a FIRST AND ONLY degree mortgage the rural property called "FAZENDA OREGON," registered in the INCRA under No. 324.140.030.848-7, with an area of 659 hectares, 05 ares and 10 centiares, located at the

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place called Ponta de Remo. District of Aritaga, Municipality of Ilheus, with the following boundaries and adjacent areas: to the north, Jovianiano Oliveira, to the northwest, Manoel Caemamu, to the west bordering Angelo Rimeida and Jose Joaquim dos Santos, Martinho Santos and Jose Silveira Silva, to the southwest, bordering Oscar Oliveira, Joao Basilio and Jose Valerio, to the south, bordering Joao Batista, Antonio Batista, Manoel Nascimento, Luiz Gonzaga de Castro and Argeu Fernando dos Santos, to the west, bordering Cleide Teixeira Luz and to the northwest bordering Isidro Estevam do Nascimento or whoever has the rights. In the area described herein there are 60 hectares of cacao being produced, 42 hectares of hay, 12 hectares of rubber trees and fruit trees and 560 hectares of forest, containing as added structures 08 workers houses built out of stone masonry, bricks and coverings with normal roofs, and having electric power and running water, a drying bin built out of masonry, a storage building made of wood that is earmarked for storing materials, and a complete flour building. Acquired by buy-sell document written in the notes of the Notary Office of the 8th Office of Notes of this Capital, on pages 109 of book No. 358, under Order No. 081, on January 22, 1966, registered in the Real Estate Register Office of the Second Office of the Region of Ilheus, under No. R-06, under register No. 1818, on February 27, 1966. Valued at R$ 622,250.00 (six hundred twenty-two thousand, two hundred fifty Reais), according to the Assessment Report dated February 7, 1996.

II - An agricultural property called "ELIANOR" located at the place Tijuipinho, in the Municipality of Urucuta, in this State, having an area of 161 hectares, 30 ares and 88 centiares, broken up with the largest part being called "Fazenda Consciencia," registered in the INCRA under No. 324.272.006.753, to the north having its border with the real estate property of Roberto Menezes Marques, to the south bordering Manoel Apolinario Bonfim, Natanael Araujo and Otavio Rodrigues dos Santos, to the west bordering the Tijuipe River and INCRA and to the east bordering the Atlantic Ocean; with the estate of Rodolfo de Queiroz Jr., by means of buy-sell document written in the notes of the Notary Office of the 3rd Office of Notes of this Capital, on pages 002, book No. 939, under Order No. 23.495, on May 8, 1996, registered under No. R-06, in register No. 134, of the General Register of the Real Estate Register Office of the Region of Urucuca, on May 9, 1996. The property in question is currently registered under No. 639, in the General Register of the Same Notary Office. Valued at R$ 773,025.00 (seven hundred seventy-three thousand, twenty-five Reais), according to the Assessment Report dated February 8, 1996.

SINGLE PARAGRAPH: All constructions, installations and any other additions that during the effective period of this Contract may exist on the previously described property shall also be incorporated into the mortgage that is constituted herein.

FIFTEENTH CLAUSE - ASSESSMENT: For the purposes of rights, including those of
Article 818 of the Brazilian Civil Code, the properties that make up the GUARANTEE described in the preceding clause are assessed at R$ 1,395,275.00 (one million, three hundred ninety-five thousand, two hundred seventy-five Reais), (base: February of 1996), and, expressly declared by the CREDIT RECIPIENT, with them being free and clear of any burden, including fiscal, prohibitions or lawsuits, under the

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                                                                              12

penalties of Article 171, Paragraph 2, Section II, of the Penal Code.

SINGLE PARAGRAPH: DESENBANCO reserves the right to require a new assessment of the recorded property provided there are indications that the value of the guarantee has been reduced. In the event the settled amount does not reach the existing guarantee / financing index at the time of contracting, the CREDIT RECIPIENT covenants to add to the guarantee with properties of the same type to meet this minimal index, with the competent contractual addition being formalized within 30 (thirty) days of it being requested by DESENBANCO.

SIXTEENTH CLAUSE - INSURANCE: During the effective period of the present contract, the property described in the GUARANTEE clause shall be, to the extent applicable, insured by the CREDIT RECIPIENT against any risks it is subject to, in the minimal amount stipulated in the GUARANTEE clause, on the base date of February of 1996, with DESENBANCO appearing as the beneficiary and trustee of the respective policies.

SEVENTEENTH CLAUSE - SECURITY: With the payment of the debt formed by the principal and accessories still being guaranteed, Mr. JOSE HAROLDO CASTRO VIEIRA and his wife, Mrs. HORSMIDA GUEDES PEREIRA VIEIRA, Mr. WILLIAM CRANE ST. LAURENT and his wife Mrs. WENDY ANN MOORE, Mr. GEORGES CAMPBELL ST. LAURENT III and the company VITECH AMERICA, INC. which were qualified in the preamble, assume unto themselves and their heirs for DESENBANCO, the role of GUARANTORS AND PRINCIPAL PAYERS of the CREDIT RECIPIENT, with the express waiver of the benefits of Articles 1.491, 1.493, 1.499, 1.500 and 1.503 of the Brazilian Civil Code and 261 and 262 of the Brazilian Commercial Code, jointly obligating themselves for the faithful and exact fulfillment of the assumed obligations until the final liquidation of the debt.

SINGLE PARAGRAPH: Prior to the release of the first draft, VITECH AMERICA, INC. hereby covenants to submit a notarized and consular approved Letter of Security as well as a LEGAL OPINION as established in point "a" of the SECOND Clause of this instrument.

EIGHTEENTH CLAUSE - SURETY: Furthermore, the CREDIT RECIPIENT and the GUARANTORS AND PRINCIPAL PAYERS hereby nominate each other and designate each other legal representatives, with sufficient and special powers being conferred on them so that any of them may receive a judicial summons on behalf of the others in any suit relating to the present contract.

NINETEENTH CLAUSE - GENERAL OBLIGATIONS OF THE CREDIT RECIPIENT: THE CREDIT RECIPIENT further covenants to: a) Apply the financing solely and exclusively on the undertakings that have been approved by the Board of Directors of DESENBANCO and in accordance with the Timetable of Investments and Disbursements (Appendix
II), with the proper application of the previously used part being verified prior to the release of each part of the credit after

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                                                                              13

the first part, in addition to the corresponding book entry of its own resources, in the constant values of the Timetable of Investments and Disbursements project [?]. b) Facilitate free and total access to its installations to DESENBANCO and/or BNDES for the technicians and experts they indicate and written [?], so that the correct application of its own resources and of the financing resources are subject to fiscal inspection in the execution of the project, paying the taxes and fees on all legal accounting records and documents or ones of any type, all dependencies of its establishment, keeping documents that are proof of the expenses incurred with resources from the financing available for future verification and the book entry of its own resources under penalty of advance expiration of this title. c) Reimburse DESENBANCO for the expenses that same is obligated to incur in order to be informed of the company's situation, whenever said expenses were not duly provided and within the period that DESENBANCO stipulates. d) Supply with its own resources the additional needs to cover possible insufficiencies in the overall budget of the project that is established in the Timetable of Investments and Disbursements. e) Meet the requirements that were imposed on it by DESENBANCO'S agents in order to fulfill all of the clauses of this title. f) Place in its establishment, in a location that is visible to the public, at its own expense, a plaque that highlights the financial collaboration of DESENBANCO and of BNDES, following the models that the former provided, and make express reference to said collaboration whenever it does publicity for its undertaking.
g) Observe and accept as an integral part of the present instrument the Norms Common to the Operations of DESENBANCO, which it states it knows, as well as the "Applicable Provisions to the Contracts of the BNDES," that have been approved by Resolution No. 665/87, of December 10, 1987, partially altered by Resolution No. 775 of December 16, 1991, by Resolution No. 842 of June 29, 1995, and by Resolution No. 847 of October 1, 1995, all of these by the Board of Directors of the BNDES, which were published in the Diario Oficial (Official Diary) of the Union, Section I of December 29, 1987, December 27, 1991, August 7, 1995 and October 18, 1995, respectively, and furthermore, the other obligations stipulated for operations in the area of the BNDES / AUTOMATICO. h) If and whenever necessary, sign with DESENBANCO added terms to the present instrument, to adapt it to new conditions to be set by the Public Authority, especially by the National Monetary Council that may come to inspect operations of the type contracted herein. i) Reimburse DESENBANCO for payments made to the BNDES in the quality of a Credit Reserve Commission whenever the CREDIT RECIPIENT has given grounds for said payment. j) Keep the payment of all obligations of a tax, worker, social security and social welfare nature current, including the collection of contributions for the Program of Social Integration - PIS, and showing the BNDES or DESENBANCO the respective verifying documents, whenever they are required of them, as well as submitting, if requested, proper proof of compliance with the obligation of any type that it is subject to by legal or regulatory stipulation. l) Give prompt notice to DESENBANCO of any occurrence that modifies the project or the Timetable of Investments and Disbursements, indicating the measures that it deems must be taken. m) Keep separate records of all applications of resources in the project, including all of the sources that have been used. n) Fulfill, upon signing this Contract, what is stipulated in the legislation referring to the National Policy of the Environment (Law No. 6938 of August 31, 1981 and Complementary Norms), taking the measures and actions that are appropriate to avoid or remedy damages caused by


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                                                                              14

the financed project. o) Verify the proper application of the project as well as compliance with the legislation on the Environment mentioned in the previous point within a period of up to 240 (two hundred forty) days after the release of the credit.

TWENTIETH CLAUSE - SURETY: Provided that it is requested by the BNDES, DESENBANCO covenants to provide the former with a surety of the guarantees that are constituted by means of this Contract.

TWENTY-FIRST CLAUSE - DISTRICT: The contracting parties elect the district of the Region of Salvador to resolve any lawsuit arising from the execution of the present instrument.

TWENTY-SECOND CLAUSE: The CREDIT RECIPIENT shall have sole responsibility for payment of the tax on Financial Operations.

So said they...


D E C L A R A T I O N

We declare, for the purposes of what is stipulated in Article 1, clause V and paragraph 1, point "c" of Decree No. 99.476 of 8/24/90 that the company BAHIATECH - BAHIA TECNOLOGIA LTDA., CGC/MF No.00.588.216/0001-10, with its headquarters and central office in the city of Ilheus, in this State, at Rua E Quadra Industrial Q, [illegible lines] HAROLDO CASTRO VIEIRA, CPF No. 042.501.417-72, and the company VITECH AMERICA, INC., a society constituted under the laws of the State of Florida, in the United States of America, under No. P93000045800, with its headquarters at 8807 N.W. 23rd Street, Miami, Florida, USA, represented, in turn, by Mr. GEORGES CAMPBELL ST. LAURENT III, CPF No. 051.541.497-26, is settled up with the Federal Treasury, including obligations relating to the FINSOCIAL / COFINS and PIS / PASEP, as well as fines and other mandatory pecuniary taxes.

We are aware that paragraph 2 of Article 1 of the aforementioned Decree determines the application of the applicable Civil, Administrative and Criminal Sanctions in the event of a false declaration.

Salvador, this 2 day of August , 1996

/s/  JOSE HAROLDO CASTRO VIEIRA
CPF No. 042.501.417-72

/s/  GEORGES CAMPBELL ST. LAURENT III
CPF No. 051.541.497-26